     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 2002


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 31, 2001


                          Intrepid Capital Corporation
             (Exact name of registrant as specified in its charter)



  Delaware                          333-66859                     59-3546446
(State or other              (Commission File Number)           (IRS Employer
jurisdiction of                                                 Identification
incorporation)                                                      Number)


      3652 South Third Street, Suite 200, Jacksonville Beach, Florida 32250
      (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (904) 246-3433


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

         This Amendment No. 1 amends and supplements the Current Report on Form 8-K filed on January 15, 2002 (the "Original 8-K") by Intrepid Capital Corporation (the "Company"). Capitalized terms used herein which are not otherwise defined herein are used with the respective meanings ascribed to them in the Original 8-K.

         As previously reported, on December 31, 2001, the Company acquired all of the outstanding capital stock of ICC Investment Advisors, Inc. ("ICC"). As of the date of the filing of the Original 8-K, it was impractical for the Company to provide the financial statements required by Form 8-K. In accordance with General Instruction C. and Item 7 of Form 8-K, such financial statements are being filed with this Amendment No.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Business Acquired. Included in this Current Report are the balance sheets, statements of operations, stockholders' deficit and cash flows of ICC for the years ended December 31, 2000 and December 31, 1999, together with the notes thereto, which have been audited by the independent accounting firm of Babione, Kuehler & Caslow, whose opinion thereon is included herein.

         (b) Pro Forma Financial Information. Included in this Current Report are the following unaudited pro forma financial statements, together with the notes thereto (the "Unaudited Pro Forma Consolidated Financial Statements"):

                  (i) Unaudited pro forma consolidated balance sheet as of September 30, 2001.

                  (ii) Unaudited pro forma consolidated condensed statement of operations for the nine months ended September 30, 2001.

                  (iii) Unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2000.

         (c) Exhibits. The following is a list of the Exhibits attached hereto:

                  Exhibit 2.1       Share Purchase Agreement*
                  Exhibit 4.1       Form of Warrant Agreement*
                  Exhibit 4.2       Option Agreement*
                  Exhibit 4.3       Convertible Note*
                  Exhibit 10.1      Non-Competition and Confidentiality Agreement*
                  Exhibit 10.2      Form of Registration Rights Agreement*
                  Exhibit 10.3      Investment Agreement*
                  Exhibit 10.4      Convertible Note Agreement*
                  Exhibit 10.5      Registration Rights Agreement*
                  Exhibit 10.6      Standstill Agreement*


--------------------------
* - Previously filed.

                            [Signature Page Follows]

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, Intrepid Capital Corporation has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  INTREPID CAPITAL CORPORATION



                                  By: /s/  Forrest Travis
                                    -------------------------------------------
                                           Forrest Travis, President and
                                           Chief Executive Officer




Dated:  March 18, 2002

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                               Page
                                                                                                               ----
Balance sheets, statements of operations, stockholders' deficit and cash flows of ICC for the years ended
December 31, 2000 and December 31, 1999, together with the notes thereto, which have been audited by the independent accounting firm of Babione, Kuehler & Caslow, whose opinion thereon is included herein..............F-1

Unaudited pro forma consolidated balance sheet as of September 30, 2001........................................F-30

Unaudited pro forma  condensed  consolidated  statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000.....................................F-31

Notes to the unaudited pro forma consolidated financial statements.............................................F-33


                                   [BKC LOGO]
                         ------------------------------
                            BABIONE, KUEHLER & CASLOW
                         ------------------------------

                          CERTIFIED PUBLIC ACCOUNTANTS


Marcia S. Babione, CPA                           4060 Edgewater Drive                                        Members:
Mark A. Kuehler, CPA                               Orlando, FL 3280                             American Institute of
Sharon Caslow, CPA                                   (407) 291-6400                      Certified Public Accountants
                                                   Fax (407) 291-6416                            Florida Institute of
                                                                                            Certified Public Accounts
                                                                                              A Partnership Including
                                                                                            Professional Associations



                          Independent Auditors' Report


Board of Directors
The Investment Counsel Company
 of the Southeast
Orlando, Florida

We have audited the accompanying balance sheet of The Investment Counsel Company of the Southeast as of December 31, 2000, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Investment Counsel Company of the Southeast as of December 31, 2000, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule of general and administrative expenses is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




January 17, 2002

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                                  Balance Sheet
                                December 31, 2000




                                     ASSETS


Current assets:

     Cash                                                          $119,469
     Accounts receivable                                             40,048
     Prepaid expenses and other current assets                        8,196
                                                                   --------

         Total current assets                                       167,713


Property and equipment, net                                         115,105


Other assets:

     Deposits and other assets                                       13,592
     Deferred income taxes                                           72,634
                                                                   --------

         Total other assets                                          86,226
                                                                   --------

                  Total assets                                     $369,044
                                                                   --------




   The accompanying notes are an integral part of these financial statements.

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                            Balance Sheet (Continued)
                                December 31, 2000



                      LIABILITIES AND STOCKHOLDERS' DEFICIT


Current liabilities:

     Line of credit                                                $  75,000
     Accounts payable                                                 62,550
     Accrued expenses                                                 39,008
     Income tax payable                                               10,346
     Current portion of long-term debt                                19,550
     Current portion of capital lease obligations                     10,938
     Current portion of pension plan obligation                        1,552
                                                                   ---------

         Total current liabilities                                   218,944


Long-term liabilities:
     Long-term debt, less current portion                             17,802
     Capital lease obligations, less current portion                   9,206
     Pension plan obligations, less current portion                  214,938
                                                                   ---------

         Total long-term liabilities                                 241,946
                                                                   ---------

              Total liabilities                                      460,890

Stockholders' deficit:

     Common stock                                                      1,200
     Additional paid-in capital                                       63,233
     Accumulated deficit                                             (19,184)
     Excess cost of corporate split-off                             (133,895)
     Treasury stock, 200 shares at cost                               (3,200)
                                                                   ---------

         Total stockholders' deficit                                 (91,846)
                                                                   ---------

Total liabilities and stockholders' deficit                        $ 369,044
                                                                   ---------




   The accompanying notes are an integral part of these financial statements.

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                             Statement of Operations
                      For the year ended December 31, 2000


Revenue:
     Investment advisory fees                            $ 2,332,556
     Interest and other income                                   691
                                                         -----------

         Total revenue                                     2,333,247


Expenses:
     General and administrative                            2,288,446
     Interest                                                 26,569
                                                         -----------

         Total expenses                                    2,315,015
                                                         -----------

Income from operations before income taxes                    18,232


Income tax expense                                           (11,576)
                                                         -----------

Net income                                               $     6,656
                                                         -----------




   The accompanying notes are an integral part of these financial statements.

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                       Statement of Stockholders' Deficit
                      For the year ended December 31, 2000



                                                 Additional                      Excess Cost
                                     Common       Paid-in        Accumulated     of Corporate        Treasury
                                    Stock(1)      Capital          Deficit        Split-off            Stock         Total
                                    --------      -------          -------        ---------            -----         -----
Balances at December 31, 1999        $1,200        $63,233        $(25,840)        $(133,895)        $(3,200)      $(98,502)

2000 Net Income                          --             --           6,656                --              --          6,656
                                     ------        -------        --------         ---------         -------       --------

Balances at December 31, 2000        $1,200        $63,233        $(19,184)        $(133,895)        $(3,200)      $(91,846)
                                     ======        =======        ========         =========         =======       ========




(1) Common stock, $1 par value, 10,000 shares authorized: 1,200 shares issued, 1,000 shares outstanding






   The accompanying notes are an integral part of these financial statements.

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                             Statement of Cash Flows
                      For the year ended December 31, 2000



Cash flows from operating activities:

     Net Income                                                                     $   6,656

     Adjustments to reconcile net income to net cash provided by Operating activities:
         Depreciation and amortization                                                 37,519
         Deferred income taxes                                                          1,230
         (Increase) decrease in accounts receivable                                       323
         (Increase) decrease in prepaid expenses                                       23,341
         Increase (decrease) in accounts payable                                      (25,347)
         Increase (decrease) in accrued expenses                                      (39,830)
         Increase (decrease) in income tax payable                                     10,346
                                                                                    ---------

         Total adjustments                                                              7,582
                                                                                    ---------
Net cash provided by operating activities                                              14,238
                                                                                    ---------

Cash flows from investing activities:
     Cash payments for the purchase of property                                        (4,424)
                                                                                    ---------
       Net cash used by investing activities                                           (4,424)
                                                                                    ---------

Cash flows from financing activities:

     Principle payments on long-term debt                                             (18,124)
     Repayments on capital lease obligations                                           (9,582)
     Decrease in unfunded pension obligation                                             (997)
                                                                                    ---------
     Net cash used by financing activities                                            (28,703)
                                                                                    ---------

Net decease in cash and equivalents                                                   (18,889)

Cash and equivalents, beginning of year                                               138,358
                                                                                    ---------

Cash and equivalents, end of year                                                   $ 119,469
                                                                                    ---------



   The accompanying notes are an integral part of these financial statements.

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                       Statement of Cash Flows (Continued)
                      For the year ended December 31, 2000



Supplemental disclosures of cash flows information:

     Cash paid during the period for:

         Interest                                                 $ 26,678
                                                                  --------




Property acquisitions:

     Cost of property and equipment acquired                      $  7,898
     Capital lease obligations incurred                             (3,474)
                                                                  --------
     Cash paid to acquire property and equipment                  $  4,424
                                                                  --------










   The accompanying notes are an integral part of these financial statements.

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                          Notes to Financial Statements
                                December 31, 2000




NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of The Business

The Investment Counsel Company of the Southeast (the "Company") is a wholly owned subsidiary of ICC Investment Advisors, Inc. (the "Parent"). The Company manages investments for individuals, profit sharing plans, and municipalities. The Company's clients are located across the country with a concentration in Florida. The main office of the Company is located in Orlando, Florida. The Company was formally a wholly owned subsidiary of ICC Capital, Inc. On April 30, 1998, the Company separated from ICC Capital, Inc. through a corporate split-off.

Revenue Recognition

The Company charges fees, principally in advance, based on the market value of assets managed. These amounts are recorded ratably over the service period.

Accounts Receivable

The Company's management believes that all accounts receivable are collectible; therefore, no allowance for doubtful accounts has been established. In the normal course of business, the Company extends unsecured credit to its customers.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful life of the asset, as follows:


                  Automobiles                                5  years
                  Office equipment and furniture            5-7 years


Leasehold improvements are amortized over the shorter of the lease term or the useful life of the asset.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers cash investments purchased with a maturity of three months or less to be cash equivalents.

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                    Notes to Financial Statements (Continued)
                                December 31, 2000



NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company follows FASB Statement No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable during the period plus or minus the changes during the period in deferred tax assets and liabilities.

The Company files consolidated income tax returns with the Parent. The Company's policy is to apply inter-corporate tax allocations using the "separate return method". Liabilities and assets that result from this allocation are included in the accompanying balance sheets.


NOTE 2 -- PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2000:


            Office equipment                         $ 79,582
            Furniture and fixtures                     26,073
            Automobiles                                86,557
            Capital lease assets                       96,399
            Leasehold improvements                     10,901
                                                     --------
                                                      299,512
            Less:  Accumulated deprecation           (184,407)
                                                     --------
            Property and equipment, net              $115,105
                                                     ========


Depreciation expense includes the amortization of capital lease assets. For the year ended December 31, 2000, depreciation expense was $37,519.


NOTE 3 -- EMPLOYEE PROFIT SHARING PLAN

The Company has a defined contribution employee profit sharing plan with a 401(k) plan feature, which covers substantially all employees. The Company's Board of Directors may elect to make contributions to a trust on behalf of the Plan. Contributions for the year ended December 31, 2000, were $24,347.

NOTE 4 -- PENSION PLAN OBLIGATION

The Company has a non-qualified defined benefit pension plan covering a former employee/stockholder. The benefit is adjusted annually by the percentage increase in the Consumer Price Index - All Urban Consumers (CPI) and is paid on a quarterly basis. The adjusted annual benefit is not to exceed $25,000. The Company has no current funding for this obligation.

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                    Notes to Financial Statements (Continued)
                                December 31, 2000



NOTE 4 -- PENSION PLAN OBLIGATION (Continued)


                                                          December 31, 2000
                                                          -----------------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation                              $216,490
                                                              ========

  Projected benefit obligation                                $216,490
  Plan assets at fair market value                                   0
                                                              --------
  Projected benefit obligation in
   excess of plan assets                                      $216,490
                                                              ========


The assumptions used to determine the actuarial present value of the projected benefit obligation are as follows:


         Average annual increase in CPI percentage                2.58%
         Discount rate                                            8.00%



NOTE 5 -- LINE OF CREDIT

The Company has a $75,000 line of credit, which is personally guaranteed by the shareholders of the Company. The total outstanding balance on this line of credit was $75,000 at December 31, 2000. The line of credit is collateralized by the accounts receivable of the Company, interest is due monthly at 1% over the bank's prime lending rate. Originally due February 2000, the line of credit was refinanced and is due February 2002.


NOTE 6 -- LONG-TERM DEBT


                                                      December 31, 2000
                                                      -----------------
Note payable to bank, due in monthly
installments of $559 including interest
at 9.05%, collateralized by an automobile,
due April, 2002                                          $  8,314

Note payable to bank, due in monthly
installments of $611 including interest
at 7.9%, collateralized by an automobile,
due March, 2002                                             8,600

Note payable to bank, due in monthly
installments of $623 including interest
at 5.9%, collateralized by an automobile,
due November, 2003                                         20,438
                                                         --------
                                                           37,352
                Less current portion                      (19,550)
                                                         --------
                                                         $ 17,802
                                                         ========


                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                    Notes to Financial Statements (Continued)
                                December 31, 2000



NOTE 6 -- LONG-TERM DEBT (Continued)

Maturities of long-term debt for the years following December 31, 2000, are as follows:


                     2001                                 $19,550
                     2002                                  10,638
                     2003                                   7,164
                                                          -------
                                                          $37,352
                                                          =======



NOTE 7 -- LEASES

The Company is obligated under capital lease agreements for office furniture and equipment. These leases expire through 2003. As of December 31, 2000, the total amount of furniture and equipment recorded under capital leases is $96,399, and the related accumulated amortization is $69,774.

Future minimum lease payments as of December 31, 2000, are as follows:


              2001                                               $ 13,308
              2002                                                  9,126
              2003                                                    805
                                                                 --------
         Total future minimum lease payments                       23,239
         Amount representing interest                              (3,095)
                                                                 --------
         Present value of minimum lease payments                   20,144
         Less current portion                                     (10,938)
                                                                 --------
         Long term portion                                       $  9,206
                                                                 ========


The Company also has several noncancellable operating leases for office facilities and office equipment that expire over the next five years and generally provide for purchase or renewal options.

Future minimum lease payments under noncancellable operating leases at December 31, 2000, are:


         2001                                                         $131,803
         2002                                                           86,561
         2003                                                           16,198
         2004                                                           16,198
         2005                                                            8,946
                                                                      --------
         Total minimum lease payments                                 $259,706
                                                                      ========


Total rent expense under these operating lease obligations was $152,056 for the year ended December 31, 2000.

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                    Notes to Financial Statements (Continued)
                                December 31, 2000


NOTE 8 -- INCOME TAXES

For the year ended December 31, 2000, income tax expense consists of the following:

Current income tax expense
         Federal                          $ 9,120
         State                              1,226
                                          -------
                                           10,346
Deferred income tax expense
         Federal                              676
         State                                554
                                          -------
                                            1,230
                                          -------
Total income tax expense                  $11,576
                                          =======


Income tax expense attributable to income was $11,576 for the year ended December 31, 2000, and differed from the amounts computed by applying the U.S. federal income tax rate of 35% to income before income taxes primarily due to the deductible payments made on the non-qualified pension plan obligation, accelerated depreciation methods for tax purposes, deductible state income taxes and non-deductible entertainment and meals.

The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities at December 31, 2000, are presented below:

Deferred tax liability (asset):


Property and equipment                              $ 10,919
Non-qualified defined benefit pension
 obligation                                          (83,553)
                                                    --------
                                                    $(72,634)
                                                    ========


NOTE 9 -- FINANCIAL INSTRUMENTS

The Company maintains its cash at financial institutions. The balance, at times, may exceed federally insured limits. At December 31, 2000, the Company exceeded the insured limit by approximately $10,500.


NOTE 10 -- SUBSEQUENT EVENTS

Subsequent to the balance sheet date, in December 2001, the stockholders of the Parent entered into an agreement to sell all of their capital stock to Intrepid Capital Corporation.

                            SUPPLEMENTARY INFORMATION

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                 Schedule of General and Administrative Expenses
                      For the year ended December 31, 2000




Salaries                                                                                       $   1,445,900
Travel and entertainment                                                                              63,396
Payroll taxes and employee benefits                                                                  184,655
Professional fees                                                                                     17,297
Data processing                                                                                       10,128
Office supplies and expenses                                                                          60,635
Office rent                                                                                          145,654
Telephone                                                                                             39,601
Depreciation and amortization                                                                         37,519
Insurance                                                                                             27,013
Profit sharing contribution                                                                           24,347
Consulting                                                                                            53,870
Marketing and promotion                                                                               40,799
Equipment rental                                                                                      32,894
Dues and subscriptions                                                                                25,788
Repairs and maintenance                                                                               15,993
Taxes and licenses                                                                                    15,469
Parking                                                                                               21,554
Bad debt expense                                                                                       1,890
Contributions                                                                                            900
Postage and shipping                                                                                  20,264
Miscellaneous                                                                                          2,880
                                                                                               -------------

     Total general and administrative expenses                                                 $   2,288,446
                                                                                               =============


                              See Auditors' Report

                                   [BKC LOGO]
                          ----------------------------
                            BABIONE, KUEHLER & CASLOW
                          ----------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS


Marcia S. Babione, CPA      4060 Edgewater Drive                         Members:
Mark A. Kuehler, CPA          Orlando, FL 3280              American Institute of
Sharon Caslow, CPA              (407) 291-6400       Certified Public Accountants
                              Fax (407) 291-6416             Florida Institute of
                                                        Certified Public Accounts
                                                          A Partnership Including
                                                        Professional Associations

                          Independent Auditors' Report

Board of Directors
The Investment Counsel Company
 of the Southeast
Orlando, Florida

We have audited the accompanying balance sheet of The Investment Counsel Company of the Southeast as of December 31, 1999, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Investment Counsel Company of the Southeast as of December 31, 1999, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule of general and administrative expenses is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

January 17, 2002

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                                  Balance Sheet
                                December 31, 1999


                                     ASSETS

Current assets:

     Cash                                                 $   138,358
     Accounts receivable                                       40,372
     Prepaid expenses and other current assets                 31,989
                                                             --------

         Total current assets                                 210,719


Property and equipment, net                                   144,726


Other assets:

     Deposits and other assets                                 13,139
     Deferred income taxes                                     73,864
                                                             --------

         Total other assets                                    87,003
                                                             --------

                  Total assets                               $442,448
                                                             ========


   The accompanying notes are an integral part of these financial statements.

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                            Balance Sheet (Continued)
                                December 31, 1999


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

     Line of credit                                                $  75,000
     Accounts payable                                                 87,898
     Accrued expenses                                                 78,838
     Current portion of long-term debt                                18,124
     Current portion of capital lease obligations                      8,555
     Current portion of pension plan obligation                          997
                                                                   ---------

         Total current liabilities                                   269,412


Long-term liabilities:
     Long-term debt, less current portion                             37,352
     Capital lease obligations, less current portion                  17,696
     Pension plan obligations, less current portion                  216,490
                                                                   ---------

         Total long-term liabilities                                 271,538
                                                                   ---------

              Total liabilities                                      540,950

Stockholders' deficit:

     Common stock                                                      1,200
     Additional paid-in capital                                       63,233
     Accumulated deficit                                             (25,840)
     Excess cost of corporate split-off                             (133,895)
     Treasury stock, 200 shares at cost                               (3,200)
                                                                   ---------

         Total stockholders' deficit                                 (98,502)
                                                                   ---------

Total liabilities and stockholders' deficit                        $ 442,448
                                                                   ---------


   The accompanying notes are an integral part of these financial statements.

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                             Statement of Operations
                      For the year ended December 31, 1999



Revenue:
     Investment advisory fees                          $ 2,726,345
     Interest and other income                               4,963
                                                       -----------

         Total revenue                                   2,731,308


Expenses:
     General and administrative                          2,721,888
     Interest                                               24,351
     Loss on disposal of assets                             15,629
                                                       -----------

         Total expenses                                  2,761,868
                                                       -----------

Loss from operations before income taxes                   (30,560)


Income tax benefit                                           3,391
                                                       -----------

Net loss                                               $   (27,169)
                                                       -----------


The accompanying notes are an integral part of these financial statements.

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                        Statement of Stockholders' Equity
                      For the year ended December 31, 1999



                                              Additional                  Stock       Excess Cost
                                    Common     Paid-in    Accumulated  Subscriptions  of Corporate   Treasury
                                    Stock(1)   Capital      Deficit     Receivable      Split-off      Stock         Total
                                    --------   -------    -----------  -------------  ------------   ---------     ---------

Balances, as previously
 reported, at December 31, 1998     $1,200     $63,233     $ 12,052      $(10,723)     $      --      $(3,200)     $  62,562

Prior period adjustment                 --          --      (10,723)       10,723       (133,895)          --       (133,895)
                                    ------     -------     --------      --------      ---------      -------      ---------

Balances, restated,
 at December 31, 1998                1,200      63,233        1,329            --       (133,895)      (3,200)       (71,333)

1999 net loss                           --          --      (27,169)           --             --           --        (27,169)
                                    ------     -------     --------      --------      ---------      -------      ---------

Balances at December 31, 1999       $1,200     $63,233     $(25,840)     $     --      $(133,895)     $(3,200)     $ (98,502)
                                    ======     =======     ========      ========      =========      =======      =========

(1) Common stock, $1 par value, 10,000 shares authorized: 1,200 shares issued, 1,000 shares outstanding




   The accompanying notes are an integral part of these financial statements.

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                             Statement of Cash Flows
                      For the year ended December 31, 2000

Cash flows from operating activities:

     Net Loss                                                                            $ (27,169)

     Adjustments to reconcile net income to net cash provided by Operating activities:

         Depreciation and amortization                                                      36,944
         Deferred income taxes                                                              (2,541)
         Loss on disposal of property                                                       15,629
         (Increase) decrease in accounts receivable                                         (4,712)
         (Increase) decrease in prepaid expenses                                            (5,721)
         (Increase) decrease in other assets                                                (8,491)
         Increase (decrease) in accounts payable                                            57,655
         Increase (decrease) in accrued expenses                                             4,460
         Increase (decrease) in income tax payable                                         (10,168)
                                                                                         ---------

         Total adjustments                                                                  83,055
                                                                                         ---------
Net cash provided by operating activities                                                   55,886
                                                                                         ---------

Cash flows from investing activities:

     Cash payments for the purchase of property                                            (19,347)
                                                                                         ---------
     Net cash used by investing activities                                                 (19,347)
                                                                                         ---------

Cash flows from financing activities:

     Principle payments on long-term debt                                                  (17,907)
     Repayments on capital lease obligations                                               (16,099)
     Decrease in unfunded pension obligation                                                  (494)
                                                                                         ---------
     Net cash used by financing activities                                                 (34,500)
                                                                                         ---------

Net increase in cash and equivalents                                                         2,039

Cash and equivalents, beginning of year                                                    136,319
                                                                                         ---------

Cash and equivalents, end of year                                                        $ 138,358
                                                                                         ---------


   The accompanying notes are an integral part of these financial statements.

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                       Statement of Cash Flows (Continued)
                      For the year ended December 31, 1999



Supplemental disclosures of cash flows information:

     Cash paid during the period for:

         Interest                                              $ 24,021
                                                               --------



Supplemental disclosures of non-cash activities:

Property acquisitions:

     Cost of property and equipment acquired                   $ 66,220
     Capital lease obligations incurred                         (20,361)
     Note payable                                               (26,512)
                                                               --------
     Cash paid to acquire property and equipment               $ 19,347
                                                               --------



   The accompanying notes are an integral part of these financial statements.

                 The Investment Counsel Company of the Southeast
                          Notes to Financial Statements
                                December 31, 1999


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of The Business

The Investment Counsel Company of the Southeast (the "Company") was a wholly owned subsidiary of ICC Capital, Inc. On April 30, 1998, the Company was separated from ICC Capital, Inc. through a corporate split-off. Subsequent to the split-off, the Company became a wholly owned subsidiary of ICC Investment Advisors, Inc. (the "Parent") The Company manages investments for individuals, profit sharing plans, and municipalities. The Company's clients are located across the country with a concentration in Florida. The main office of the Company is located in Orlando, Florida.

Revenue Recognition

The Company charges fees, principally in advance, based on the market value of assets managed. These amounts are recorded ratably over the service period.

Accounts Receivable

The Company's management believes that all accounts receivable are collectible; therefore, no allowance for doubtful accounts has been established. In the normal course of business, the Company extends unsecured credit to its customers.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful life of the asset, as follows:

                  Automobiles                                5  years
                  Office equipment and furniture            5-7 years

Leasehold improvements are amortized over the shorter of the lease term or the useful life of the asset.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers cash investments purchased with a maturity of three months or less to be cash equivalents.

                 The Investment Counsel Company of the Southeast
                    Notes to Financial Statements (Continued)
                                December 31, 1999


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company follows FASB Statement No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable during the period plus or minus the changes during the period in deferred tax assets and liabilities.

The Company files consolidated income tax returns with the Parent. The Company's policy is to apply inter-corporate tax allocations using the "separate return method". Liabilities and assets that result from this allocation are included in the accompanying balance sheets.

NOTE 2 -- PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 1999:

        Office equipment                                $ 75,158
        Furniture and fixtures                            26,073
        Automobiles                                       86,557
        Capital lease assets                              92,925
        Leasehold improvements                            10,901
                                                        --------
                                                         291,614

        Less:  Accumulated deprecation                  (146,888)
                                                        --------
        Property and equipment, net                     $144,726
                                                        ========

Depreciation expense includes the amortization of capital lease assets. For the year ended December 31, 1999, depreciation expense was $36,944.

NOTE 3 -- EMPLOYEE PROFIT SHARING PLAN

The Company has a defined contribution employee profit sharing plan with a 401(k) plan feature, which covers substantially all employees. The Company's Board of Directors may elect to make contributions to a trust on behalf of the Plan. Contributions for the year ended December 31, 1999, were $62,374.

NOTE 4 -- PENSION PLAN OBLIGATION

The Company has a non-qualified defined benefit pension plan covering a former employee/stockholder. The benefit is adjusted annually by the percentage increase in the Consumer Price Index - All Urban Consumers (CPI) and is paid on a quarterly basis. The adjusted annual benefit is not to exceed $25,000. The Company has no current funding for this obligation.

                 The Investment Counsel Company of the Southeast
                    Notes to Financial Statements (Continued)
                                December 31, 1999



NOTE 4 -- PENSION PLAN OBLIGATION (Continued)

                                                  December 31, 1999
                                                  -----------------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation                     $217,487
                                                     ========

  Projected benefit obligation                       $217,487
  Plan assets at fair market value                          0
                                                     --------
  Projected benefit obligation in
   excess of plan assets                             $217,487
                                                     ========

The assumptions used to determine the actuarial present value of the projected benefit obligation are as follows:

         Average annual increase in CPI percentage                2.58%
         Discount rate                                            8.00%


NOTE 5 -- LINE OF CREDIT

The Company has a $75,000 line of credit, which is personally guaranteed by the shareholders of the Company. The total outstanding balance on this line of credit was $75,000 at December 31, 1999. The line of credit is collateralized by the accounts receivable of the Company, interest is due monthly at 1% over the bank's prime lending rate. Originally due February 2000, the line of credit was refinanced and is due February 2002.

NOTE 6 -- LONG-TERM DEBT

                                                  December 31, 1999
                                                  -----------------
Note payable to bank, due in monthly
installments of $559 including interest
at 9.05%, collateralized by an automobile,
due April, 2002                                       $ 13,986

Note payable to bank, due in monthly
installments of $611 including interest
at 7.9%, collateralized by an automobile,
due March, 2002                                         14,978

Note payable to bank, due in monthly
installments of $623 including interest
at 5.9%, collateralized by an automobile,
due November, 2003                                      26,512
                                                      --------
                                                        55,476

                Less current portion                   (18,124)
                                                      --------
                                                      $ 37,352
                                                      ========

                 The Investment Counsel Company of the Southeast
                    Notes to Financial Statements (Continued)
                                December 31, 1999


NOTE 6 -- LONG-TERM DEBT (Continued)

Maturities of long-term debt for the years following December 31, 2000, are as follows:

                  2000                                $18,124
                  2001                                 19,550
                  2002                                 10,638
                  2003                                  7,164
                                                      -------
                                                      $55,476
                                                      =======


NOTE 7 -- LEASES

The Company is obligated under capital lease agreements for office furniture and equipment. These leases expire through 2003. As of December 31, 1999, the total amount of furniture and equipment recorded under capital leases is $92,925, and the related accumulated amortization is $59,710.

Future minimum lease payments as of December 31, 1999, are as follows:

                  2000                                         $11,787
                  2001                                          11,787
                  2002                                           7,604
                  2004                                             806
                                                               -------
            Total future minimum lease payments                 31,984
            Amount representing interest                        (5,733)
                                                               -------
            Present value of minimum lease payments             26,251
            Less current portion                                (8,555)
                                                               -------
            Long term portion                                  $17,696
                                                               =======

The Company also has several noncancellable operating leases for office facilities and office equipment that expire over the next five years and generally provide for purchase or renewal options.

Future minimum lease payments under noncancellable operating leases at December 31, 1999, are:

                  2000                               $147,646
                  2001                                112,332
                  2002                                 67,839

                                                     --------
                  Total minimum lease payments       $327,817
                                                     ========

Total rent expense under these operating lease obligations was $168,852 for the year ended December 31, 1999.

                 The Investment Counsel Company of the Southeast
                    Notes to Financial Statements (Continued)
                                December 31, 1999


NOTE 8 -- INCOME TAXES

For the year ended December 31, 1999, income tax expense consists of the following:

Current income tax expense (benefit)
         Federal                                         $   (849)
         State                                                  0
                                                               --
                                                         --------
                                                             (849)

Deferred income tax expense (benefit)
         Federal                                           (1,801)
         State                                               (741)
                                                         --------
                                                           (2,542)
                                                         --------
Total income tax expense (benefit)                       $ (3,391)
                                                         ========


Income tax expense attributable to income was $3,391 for the year ended December 31, 1999, and differed from the amounts computed by applying the U.S. federal income tax rate of 35% to income before income taxes primarily due to the deductible payments made on the non-qualified pension plan obligation, accelerated depreciation methods for tax purposes, deductible state income taxes and non-deductible entertainment and meals.

The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities at December 31, 1999, are presented below:

Deferred tax liability (asset):

         Property and equipment                         $   8,110
         Non-qualified defined benefit pension
          obligation                                      (81,974)
                                                               --
                                                        ---------
                                                        $ (73,864)
                                                        =========


NOTE 9 -- FINANCIAL INSTRUMENTS

The Company maintains its cash at financial institutions. The balance, at times, may exceed federally insured limits. At December 31, 1999, the Company exceeded the insured limit by approximately $20,900.

                 The Investment Counsel Company of the Southeast
                    Notes to Financial Statements (Continued)
                                December 31, 1999





NOTE 10 -- PRIOR PERIOD ADJUSTMENT

Subsequent to the issuance of the Company's financial statements as of December 31, 1998 and dated September 30, 1999, management discovered that the non-qualified defined benefit pension plan obligation (See Note 4) assumed in connection with the corporate split-off from the former parent was not recorded. The present value of the obligation as of April 30, 1998 was $217,981. Accrual of non-qualified pension plan benefits are not deductible for tax purposes until paid. Therefore a deferred tax asset of $84,086 has been recorded. Upon reevaluation of the reorganization, the effect of including this obligation, net of the deferred tax asset, resulted in an excess cost of the corporate split-off totaling $133,895.

During the year ended December 31, 1999, a change was made to the Company's retained earnings to properly account for the balance of the stock subscription receivable. This adjustment decreased retained earnings by $10,723 and decreased stock subscription receivable by $10,723.

NOTE 11 -- SUBSEQUENT EVENTS

Subsequent to the balance sheet date, in December 2001, the stockholders of the Parent entered into an agreement to sell all of their capital stock to Intrepid Capital Corporation.

                           SUPPLEMENTARY INFORMATION

                 THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST
                 Schedule of General and Administrative Expenses
                      For the year ended December 31, 1999



Salaries                                               $   1,827,093
Travel and entertainment                                      77,087
Payroll taxes and employee benefits                          168,207
Professional fees                                             17,580
Data processing                                               20,113
Office supplies and expenses                                  71,741
Office rent                                                  140,794
Telephone                                                     37,786
Depreciation and amortization                                 36,944
Insurance                                                     20,526
Profit sharing contribution                                   62,374
Consulting                                                    52,109
Marketing and promotion                                       43,050
Equipment rental                                              33,737
Dues and subscriptions                                        30,698
Repairs and maintenance                                       16,305
Taxes and licenses                                            16,252
Parking                                                       19,044
Contributions                                                  2,105
Postage and shipping                                          26,240
Miscellaneous                                                  2,103
                                                       -------------

     Total general and administrative expenses         $   2,721,888
                                                       =============

                              See Auditors' Report

                  INTREPID CAPITAL CORPORATION AND SUBSIDIARIES

                      Pro Forma Consolidated Balance Sheet
                               September 30, 2001
                                   (unaudited)


                                                            ICAP             ICC            PRO FORMA        ADJUSTED
                ASSETS                                   HISTORICAL       HISTORICAL       ADJUSTMENTS     CONSOLIDATED
                                                         -----------      -----------      -----------     ------------
Current assets:
      Cash and cash equivalents                          $   217,993           29,403         356,951 (1)     604,347
      Investments, at fair value                              54,306               --              --          54,306
      Accounts receivable                                     69,439           40,936              --         110,375
      Prepaid and other assets                                71,082          114,822         (81,978)(3)     103,926
      Assets of discontinued operation                     1,137,543               --              --       1,137,543
                                                         -----------      -----------      ----------      ----------
                Total current assets                       1,550,363          185,161         274,973       2,010,497

Equipment and leasehold improvements, net                    306,854           87,671              --         394,525
Goodwill and intangible assets, net                           34,575               --       4,347,845 (2)   4,382,420
                                                         -----------      -----------      ----------      ----------
                Total assets                             $ 1,891,792          272,832       4,622,818       6,787,442
                                                         ===========      ===========      ==========      ==========

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

      Accounts payable                                   $   147,871           69,787              --         217,658
      Accrued expenses                                       372,919           22,251              --         395,170
      Current portion of notes payable                       241,572          112,728       3,500,000 (1)   3,854,300
      Advances from shareholder                              287,110               --              --         287,110
      Other                                                  119,654            4,390              --         124,044
      Liabilities of discontinued operation                  229,128               --              --         229,128
                                                         -----------      -----------      ----------      ----------
                Total current liabilities                  1,398,254          209,156       3,500,000       5,107,410

Notes payable, less current portion                          422,317          246,494              --         668,811

                Total liabilities                          1,820,571          455,650       3,500,000       5,776,221
                                                         -----------      -----------      ----------      ----------

Stockholders' equity:
      Common stock                                            23,502            1,200           8,800 (4)      33,502
      Treasury stock at cost                                  (3,669)         (52,359)         52,359 (4)      (3,669)
      Additional paid-in capital                           2,686,915          (81,385)      1,011,385 (4)   3,616,915
      Accumulated deficit                                 (2,635,527)         (50,274)         50,274 (4)  (2,635,527)
                                                         -----------      -----------      ----------      ----------
                Total stockholders' equity                    71,221         (182,818)      1,122,818       1,011,221
                                                         -----------      -----------      ----------      ----------

                                                         $ 1,891,792          272,832       4,622,818       6,787,442
                                                         ===========      ===========      ==========      ==========


See accompanying notes to pro forma consolidated financial statements.

                  INTREPID CAPITAL CORPORATION AND SUBSIDIARIES

            Pro Forma Condensed Consolidated Statements of Operations
                   Nine month period ended September 30, 2001
                                   (unaudited)

                                                                       ICAP             ICC         PRO FORMA     ADJUSTED
                                                                    HISTORICAL      HISTORICAL     ADJUSTMENTS   CONSOLIDATED
                                                                   ------------     -----------    -----------   -----------
Revenues:
          Commissions                                              $ 1,025,509              --            --       1,025,509
          Asset management fees                                        602,578       1,504,984            --       2,107,562
          Investment banking fees                                      341,386              --            --         341,386
          Net trading profits                                            3,246              --            --           3,246
          Dividend and interest income                                  24,366              57            --          24,423
          Other                                                         47,867           2,189            --          50,056
                                                                   -----------     -----------    ----------     -----------
                        Total revenues                               2,044,952       1,507,230            --       3,552,182
                                                                   -----------     -----------    ----------     -----------

Expenses:
          Salaries and employee benefits                             1,625,729       1,063,291            --       2,689,020
          Brokerage and clearing                                       199,888              --            --         199,888
          Advertising and marketing                                    173,283          79,115            --         252,398
          Professional and regulatory fees                             212,376         115,726            --         328,102
          Occupancy and maintenance                                    272,263         163,670            --         435,933
          Depreciation and amortization                                 65,169          28,040        65,218(2)      158,427
          Interest expense                                              52,334          25,178       131,250(5)      208,762
          Other                                                        197,999          76,875            --         274,874
                                                                   -----------     -----------    ----------     -----------
                        Total expenses                               2,799,041       1,551,895       196,468       4,547,404
                                                                   -----------     -----------    ----------     -----------

                        Loss from continuing operations before
                           income taxes                               (754,089)        (44,665)     (196,468)       (995,222)

Income tax benefit                                                          --          (2,851)        2,851(6)           --
                                                                   -----------     -----------    ----------     -----------

                        Loss from continuing operations               (754,089)        (41,814)     (199,319)       (995,222)

Discontinued operations                                               (345,007)             --            --        (345,007)

                                       Net loss                    $(1,099,096)        (41,814)     (199,319)     (1,340,229)
                                                                   ===========     ===========    ==========     ===========

Basic and diluted loss per share                                   $    (0.47)                                         (0.40)
                                                                   ==========                                    ===========

Weighted average shares outstanding                                 2,336,510                                      3,336,510
                                                                   ==========                                    ===========


See accompanying notes to pro forma consolidated financial statements.

                  INTREPID CAPITAL CORPORATION AND SUBSIDIARIES

            Pro Forma Condensed Consolidated Statements of Operations
                          Year ended December 31, 2000
                                   (unaudited)


                                                                         ICAP         ICC          PRO FORMA       ADJUSTED
                                                                      HISTORICAL    HISTORICAL    ADJUSTMENTS     CONSOLIDATED
                                                                     -----------    ----------    ----------      ------------
Revenues:
          Securities commissions                                     $ 1,779,596              --            --       1,779,596
          Asset management fees                                          696,575       2,332,556            --       3,029,131
          Investment banking fees                                        510,968              --            --         510,968
          Net trading profits                                            153,362              --            --         153,362
          Dividend and interest income                                    63,602              --            --          63,602
          Other                                                           34,412             691            --          35,103
                                                                     -----------     -----------    ----------     -----------
                        Total revenues                                 3,238,515       2,333,247            --       5,571,762
                                                                     -----------     -----------    ----------     -----------

Expenses:
          Salaries and employee benefits                               2,407,372       1,654,902            --       4,062,274
          Brokerage and clearing                                         362,461              --            --         362,461
          Advertising and marketing                                      153,961         104,195            --         258,156
          Professional and regulatory fees                               419,571          96,764            --         516,335
          Occupancy and maintenance                                      369,681         294,777            --         664,458
          Depreciation and amortization                                  111,585          37,519        86,957(2)      236,061
          Interest expense                                                91,585          26,569       175,000(5)      293,154
          Other                                                          315,564         100,289            --         415,853
                                                                     -----------     -----------    ----------     -----------
                        Total expenses                                 4,231,780       2,315,015       261,957       6,808,752
                                                                     -----------     -----------    ----------     -----------

                        (Loss) income from continuing operations
                           before income taxes                          (993,265)         18,232      (261,957)     (1,236,990)

Income tax (benefit) expense                                            (161,433)         11,576       (11,576)(6)    (161,433)
                                                                     -----------     -----------    ----------     -----------

                        (Loss) income from continuing operations        (831,832)          6,656      (250,381)     (1,075,557)

Discontinued operations                                                  (20,754)             --            --         (20,754)

                                       Net (loss) income             $  (852,586)          6,656      (250,381)     (1,096,311)
                                                                     ===========     ===========    ==========     ===========

Basic and diluted loss per share                                     $    (0.38)                                         (0.34)
                                                                     ==========                                    ===========

Weighted average shares outstanding                                    2,218,051                                     3,218,051
                                                                     ===========                                   ===========


See accompanying notes to pro forma consolidated financial statements.

                  INTREPID CAPITAL CORPORATION AND SUBSIDIARIES
              Notes to Pro Forma Consolidated Financial Statements

The Unaudited Pro Forma Consolidated Financial Statements of the Company give effect to the consummation of the acquisition of ICC. The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company's management believes are reasonable. The acquisition has been accounted for using the purchase method of accounting. The adjustments recorded in the Unaudited Pro Forma Consolidated Financial Statements represent the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma Consolidated Financial Statements. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements of the Company and the related notes thereto.

(1) The Unaudited Pro Forma Consolidated Financial Statements set forth the pro forma balance sheet at September 30, 2001 and the pro forma statements of operations for the nine month period ended September 30, 2001 and the year ended December 31, 2000. The statements of operations reflect the effects of the acquisition as though the transactions had occurred at the beginning of the periods presented, and the balance sheet assumes the acquisition occurred at the balance sheet date presented. On December 31, 2001, the Company acquired all of the outstanding capital stock of ICC Investment Advisors, Inc ("ICC"). The purchase price consists of (i) cash of $2,835,365, (ii) 1,000,000 shares of the Company's common stock valued at the bid price on the date of acquisition, less a discount for certain restrictions on the shares issued, (iii) warrants to purchase up to an aggregate of 100,000 shares of the Company's common stock, (iv) direct costs of $307,684 and
         (v) the value of net liabilities assumed. The Company financed the purchase by borrowing $3,500,000 from AJG Financial Services, Inc. ("AJG"). The acquisition will be accounted for under the purchase method of accounting. The unaudited pro forma consolidated financial statements do not reflect any cost savings or increased revenues anticipated as a result of the acquisition.

(2) The Company is still identifying and measuring goodwill and identifiable intangible assets. Goodwill and identifiable intangible assets have been reflected for the excess of the estimated purchase price over the fair value of the tangible assets acquired, as follows:

                           Cash paid                                         $   2,835,365
                           Stock and stock warrants issued                         940,000
                           Direct costs                                            307,684
                           Fair value of liabilities assumed                       455,650
                                                                             -------------
                               Total purchase price                              4,538,699

                           Less fair value of tangible assets acquired            (190,854)
                                                                             -------------
                               Goodwill and identifiable intangibles         $   4,347,845
                                                                             =============


         Identifiable intangible assets, subject to final identification and measurement, are $869,569 and represent the estimated portion of the purchase price attributable to net investment management fees arising under contractual arrangements with ICC clients. Amortization is on a straight line basis over 10 years, based on the estimated useful life of the identifiable tangible assets. Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), is effective for all business combinations accounted for under the purchase method and for which the date of acquisition is July 1, 2001, or later. Under SFAS 142, goodwill related to such acquisitions shall not be amortized. Therefore, no adjustment has been made to reflect the amortization of goodwill in the Pro Forma Condensed Consolidated Statements of Operations.

                  INTREPID CAPITAL CORPORATION AND SUBSIDIARIES
              Notes to Pro Forma Consolidated Financial Statements

(3)      Adjust prepaid and other assets to their fair values.

(4) Eliminate the equity of ICC for consolidation of the Company and increase equity of the Company by value of common stock and stock warrants issued, or $940,000.

(5) Interest expense has been increased to reflect the effect of financing the purchase with the debt borrowed from AJG at 5.00%.

(6) Eliminate income tax expense (benefit) of ICC for consolidation of the Company.